Fee: $50.00                                                   F I L E D
(Minimum)                                                    DEC 16 1996
                                   AMENDED
                        CERTIFICATE OF INCORPORATION      OKLAHOMA SECRETARY
FILE IN DUPLICATE    (After Receipt OF Payment OF STOCK)       OF STATE
PRINT CLEARLY
SOS CORP. KEY:                                           For Office Use Only

-----------------

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax
                       ----
Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:

     The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

     1. A. The name of the corporation is:   TSF PACIFIC. INC.
                                           ---------------------------

        B. As amended: The name of the corporation has been changed to: T/SF
                                                                        ----
        EUROPE, INC.
        ------------

     2. A. No change, as filed.
                                ----
        B. As amended. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

        Howard G. Barnett, Jr., 2407 East Skelly Drive, Tulsa, Tulsa County, Oklahoma 74105
       --------------------------------------------------------------------------------------
            NAME                     STREET ADDRESS     CITY      COUNTY     STATE   ZIP CODE

     3. A. No change, as filed  X
                               ---
        B. As amended: The duration of the corporation is:
                                                           ----------------
     4. A. No change, as filed  X
                               ---
        B. As amended: The purpose or purposes for which the corporation is formed are:

     5. A. No change, as filed  X
                               ---
        B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

       NUMBER OF SHARES       SERIES              PAR VALUE PER SHARE

       Common
             -----------                          -------------------
       Preferred
                --------                          -------------------
       TOTAL No. SHARES                TOTAL AUTHORIZED CAPITAL
                       -------------                           ------

                                                                 RECEIVED

                                                                DEC 16 1996

                                                            OKLAHOMA SECRETARY
                                                                 OF STATE

     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

     SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. (S)1077.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary, this 11th day of December, 1996.

                               /s/Stuart P. Honeybone, President
                              ------------------------------------
                               Stuart P. Honeybone, President

ATTEST:

---------------------------
J. Gary Mourton, Secretary
tsfe europe1

                           ARTICLES OF INCORPORATION
                                      OF
                               TSF PACIFIC, INC.


STATE OF OKLAHOMA    )
                     )   ss.
COUNTY OF TULSA      )


TO:  SECRETARY OF STATE OF THE STATE OF OKLAHOMA

          We, the undersigned incorporators,

HOWARD G. BARNETT, JR. 2407 East Skelly Drive, Tulsa, OK 74105

J. GARY MOURTON        2407 East Skelly Drive, Tulsa, OK 74105

ROBERT E. OLTMAN       2407 East Skelly Drive, Tulsa, OK 74105

being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation.

                                   ARTICLE I

          The name of this corporation is TSF PACIFIC, INC.

                                  ARTICLE II

          The address of its registered office in the State of Oklahoma is 2407 East Skelly Drive, Tulsa, Oklahoma 74105, and the name and address of its registered agent is G. DOUGLAS FOX, 2407 East Skelly Drive, Tulsa, Oklahoma 74105.

                                  ARTICLE III

          The duration of the corporation is perpetual.

                                  ARTICLE IV

          The purposes for which this corporation is formed are:

          To engage in all aspects of foreign trade, including production and sale of product.

          To acquire, hold and deal in any and all kinds of real or personal property.

          To acquire, hold and deal in business interests of all types and kinds and corporate securities of every nature, including its own stock.

          To engage in any other lawful business or enterprises permitted under the laws of the State of Oklahoma.

          To do and perform any of the above functions or purposes, either as a principal, broker, agent, partner, joint venturer, or independent contractor, either alone or in conjunction with any other legal entity.

                                   ARTICLE V

          The aggregate number of shares which the corporation shall have authority to allot is 100,000.

          The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

                   NUMBER OF
     CLASS          SHARES           PAR VALUE       TOTAL
     -----         ---------         ---------       -----
     Common         100,000             $0.25      $25,000.00

                                  ARTICLE VI

          The amount of stated capital with which it will begin business is $500.00 which has been fully paid in.

                                  ARTICLE VII

          The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor are as follows:

                                                  CONSIDERATION
                NUMBER OF                         ALLOCATED TO
     CLASS       SHARES       CONSIDERATION       STATED CAPITAL
     -----      ---------     -------------       --------------

     Common      2,000          $500.00             $500.00

                                 ARTICLE VIII

          The number of directors to be elected at the first meeting of the shareholders is three (3).

                                  ARTICLE IX

          No right to dissent, as set out in The Business Corporation Act of the State of Oklahoma or subsequent amendment and supplements thereto, shall exist in behalf of any stockholders of this corporation as to any specified corporate action or as to all corporate action if such action be approved by the vote or written consent of the holders of at least ninety percent (90%) of all outstanding shares of the corporation.

                                   ARTICLE X

          Any director individually, or any firm of which any director is a partner, or any corporation of which any director may be an officer, director, employee or holder of any amount of its capital stock, may be a party to or may be interested in any contract or transaction of the corporation and, in the absence of actual fraud, no such contract or other transaction shall be hereby affected, impeached or invalidated.

          No director shall be liable to account to the corporation for any profit realized by him from or through any such transaction or contract of the corporation by reason of his interest in such transaction or contract, provided that such contract or transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors of the corporation having authority in the premises.

          Directors interested in any contracts or transactions of the type described in the foregoing paragraph may be counted when present at meetings of the Board of Directors or any committee for the purpose of determining the existence of a quorum to consider and vote upon any such contract or transaction. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer, director or creditor of such other company shall not be deemed interested in such contract or other transaction under any of the provisions of this Article X, nor shall any such contract or transaction be voided, or voidable, nor shall any such director be liable to account because of such interest.

          No contract or other transaction between the corporation and any other corporation or firm which provides for the purchase and sale of securities or other property or for any other action upon terms not less favorable to the corporation than those offered to others, shall in any case be void or voidable because of the fact that the directors of the corporation, or any of them, are directors of such other corporation or partners in such firm, nor shall any director be deemed interested in such contract or other transactions under any of the provisions of this Article X, nor shall any such directors be liable to account because of such interest.

                                  ARTICLE XI

          The corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, or, at its request, of any other corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be fully adjudged in such action, suit or proceeding to be liable for negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

                                  ARTICLE XII

          The directors of this corporation shall have authority to adopt, alter or repeal Bylaws for the corporation to the extent permitted by law, unless the shareholders, by appropriate action, specifically limit this authority.

          Dated this 24th day of July, 1986.

                                /s/HOWARD G. BARNETT
                                ------------------------------------
                                HOWARD G. BARNETT, JR.

                                /s/J. GARY MOURTON
                                ------------------------------------
                                J. GARY MOURTON

                                /s/ROBERT E. OLTMAN
                                ------------------------------------
                                ROBERT E. OLTMAN

STATE OF OKLAHOMA   )
                    )  ss.
COUNTY OF TULSA     )

          Before me, a Notary Public in and for said county and state, on this 24th day of July, 1986, personally appeared HOWARD G. BARNETT, JR., J. GARY MOURTON and ROBERT E. OLTMAN, to me known to be the identical persons who executed the foregoing Articles of Incorporation, and acknowledged to me that they executed the same as their free and voluntary act and deed, for the uses and purposes therein set forth.


                               /s/Linda F. Toon
                              --------------------------------
                                        Notary Public

My commission expires:

/s/June 23, 1988
---------------------

                        AFFIDAVIT AS TO PAID-IN CAPITAL

STATE OF OKLAHOMA    )
                     ) ss.
COUNTY OF TULSA      )

          HOWARD G. BARNETT, JR., J. GARY MOURTON and ROBERT E. OLTMAN of lawful age, being first duly sworn, each for himself deposes and says that the above-named affiants constitute all of the incorporators of TSF PACIFIC, INC., a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid in.


                                /s/ HOWARD G. BARNETT
                                ------------------------------------
                                HOWARD G. BARNETT, JR.

                                /s/ J. GARY MOURTON
                                ------------------------------------
                                J. GARY MOURTON

                                /s/ ROBERT E. OLTMAN
                                ------------------------------------
                                ROBERT E. OLTMAN


          Subscribed and sworn to before me this 24th day of July, 1986.


                               /s/ Linda F. Toon
                              --------------------------------
                                        Notary Public

My commission expires:

June 23, 1988
---------------------